Exhibit 99.1

First Amendment to Office Lease

This First Amendment to Office Lease (the "Amendment") is made and entered into as of June 1, 2012 (the "Amendment Date") by and between LEGACY PARTNERS I RIVERPARK I, LLC, a Delaware limited liability company ("Landlord"), and PDF SOLUTIONS, INC., a Delaware corporation ("Tenant"), with reference to the following facts.

Recitals

A.            Landlord and Tenant have entered into that certain Office Lease dated as of June 29, 2007 (the "Lease") (for Tenant's reference purposes only, PDF doc# 514-1235-2162), for the leasing of certain premises consisting of approximately 49,789 rentable square feet located at 333 West San Carlos Street, San Jose, California (the "Premises") as such Premises are more fully described in the Lease.

B.            Landlord and Tenant now desire to amend the Lease to (i) reduce the size of the Premises by approximately 21,171 square feet (the "Reduction Premises"), which Reduction Premises are shown on Exhibit A attached hereto and incorporated herein by this reference, (ii) extend the Term of the Lease, and (iii) otherwise modify the Lease, all upon the terms and conditions hereafter set forth in this Amendment.

C.            Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the same meanings given such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Termination of Reduction Premises. Landlord and Tenant hereby acknowledge and agree that the Lease with respect to the Reduction Premises shall terminate and be of no further force and effect as of 12:01 a.m. on October 1, 2013 (the "RP Termination Date").  Effective as of the RP Termination Date, the definition of the "Premises" shall be modified so that the Reduction Premises shall no longer be included within such definition and, from and after the RP Termination Date, the Premises shall consist of approximately 28,618 square feet of rentable area, consisting of 19,670 rentable square feet of space located on the fifth (5th) floor of the Building and designated as Suite 500, and 8,948 rentable square feet of space located on the tenth (10th) floor of the Building and designated as Suite 1000.  Notwithstanding such termination of the Lease with respect to the Reduction Premises or surrender of the Reduction Premises pursuant to Section 2 below, any and all obligations of Tenant under the Lease, as amended hereby, with respect to the Reduction Premises which are to survive any termination or surrender thereof shall continue to survive such termination and surrender.

2.           Surrender of the Reduction Premises.  On or prior to the RP Termination Date, Tenant shall vacate and surrender to Landlord exclusive possession of the Reduction Premises in good order, repair and condition in accordance with all of the provisions of the Lease relating thereto, including, without limitation, in the condition required under Article 15 of the Lease.  In the event Tenant fails to vacate and surrender exclusive possession of the Reduction Premises to Landlord on or prior to the RP Termination Date in such condition, the holdover provisions of Article 16 of the Lease shall apply.

3.           Term.  The Term of the Lease is hereby extended until September 30, 2018 (the "Revised Expiration Date"), unless sooner terminated in accordance with the terms of the Lease.  The 60-month period from and after the RP Termination Date through the Revised Expiration Date shall hereinafter be referred to as the "Extended Term".

4.           Base Rent.  From and after the Amendment Date, the Summary and Section 3.1 of the Lease is hereby modified to provide that the monthly Base Rent payable by Tenant to Landlord shall be as set forth in the following schedule:

Period	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
Amendment Date – 9/30/12	$160,320.58	$3.22
10/1/12 – 9/30/13	$165,299.48*	$3.32
10/1/13 – 9/30/14	$68,683.20	$2.40
10/1/14 – 9/30/15	$70,686.46	$2.47
10/1/15 – 9/30/16	$72,975.90	$2.55
10/1/16 – 9/30/17	$74,979.16	$2.62
10/1/17 – 9/30/18	$77,268.60	$2.70

*Tenant shall not be obligated to pay monthly Base Rent for the period commencing May 16, 2013 and ending September 30, 2013 (for a total rent abatement amount of $743,848), so long as Tenant is not in default under the Lease, as more particularly described in the immediately following sentence.  If, at any time, Tenant is in default of any material term, condition or provision of this Lease beyond applicable notice and grace periods, to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant's requirement to pay monthly Base Rent during any period of time from and after the Amendment Date shall be null and void and Tenant shall immediately pay to Landlord all monthly Base Rent so expressly or implicitly waived by Landlord.

5.           Tenant's Percentage.  During the Extended Term, the Lease shall be modified to provide that Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs (as defined in the Summary) shall be 9.73%.

6.           Condition of the Premises.  Tenant acknowledges and agrees that its possession of the Premises during the Extended Term, is a continuation of Tenant's possession of the Premises under the Lease.  Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition "AS IS", without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance; provided, however, Landlord shall construct certain Tenant Improvements in the Premises in accordance with the terms of Exhibit B attached hereto and incorporated herein.  Tenant acknowledges and agrees that the Tenant Improvements will be installed and constructed by Landlord in the Premises during the period of Tenant's occupancy of the Premises; however the completion of such Tenant Improvements therein shall not affect Tenant's obligation to pay Rent and to perform all of Tenant's covenants and obligations under the Lease. Tenant hereby expressly (i) agrees that Tenant shall have no right or claim to any abatement, offset or other deduction of the amount of Rent payable by Tenant for the Premises due to the installation and construction of any of the Tenant Improvements, (ii) grants Landlord access to any and all of the Premises to perform the Tenant Improvements, (iii) waives any rights or claims Tenant may have at law or in equity with respect to any interference with Tenant's conduct of its operations in and about the Premises during the pendency of the work associated with the Tenant Improvements (except to the extent arising from the gross negligence or willful misconduct of Landlord), and (iv) agrees not to interfere, and not to allow any of Tenant's Representatives to interfere, with Landlord and its contractors, representatives and consultants in the performance of the Tenant Improvements, provided that reasonable and occasional requests for short term breaks (i.e., not more than a few hours) without construction noise, etc. in the event of special need (e.g., public earnings call in adjacent conference room or outside visitors, etc.) shall be deemed not to constitute interference hereunder.  In the performance of the Tenant Improvements, Landlord agrees to commence and diligently pursue the same to completion and to use commercially reasonable efforts not to materially interfere, and not to allow any of its contractors and agents to materially interfere, with Tenant's operations in and about the Premises.  In the event Landlord does not complete the Tenant Improvements within thirty (30) days after the completion date for construction as set forth in an agreed upon schedule for construction (the "Outside Completion Date"), so long as Tenant is not in default under the Lease, as more particularly described in Section 4 above, Tenant shall receive one (1) day free of Base Rent for each day beyond the Outside Completion Date that Landlord fails to so complete the Tenant Improvements.

7.           Parking.  As of the Amendment Date, Section 11 of the Summary shall be modified to provide that Tenant shall rent throughout the Extended Term 2.4 parking passes for every 1,000 rentable square feet of the Premises, for a total of sixty-nine (69) unreserved parking passes.  Tenant shall pay Landlord for such parking passes in accordance with the terms of Article 23 of the Lease.  The current rates for parking passes are $130 per unreserved parking pass per month and $200 per reserved parking pass per month.  Notwithstanding the foregoing, commencing as of April 1, 2012, Tenant shall have the right to use up to 100 unreserved parking passes free of charge by Landlord until such time as 60% of the rentable square footage of the adjacent building located at 300 Park Avenue, San Jose, California, commonly known as Riverpark Tower II ("Riverpark Tower II") is leased as such lease percentage is reasonably determined by Landlord and evidenced to Tenant upon request.  Once Landlord so determines that Riverpark Tower II has been over 60% leased, Tenant's right to free parking shall only apply to 90 unreserved parking passes for the remainder of the Extended Term.

8.             Option to Renew.  Effective as of the Amendment Date, the following is added as a new Article 25 to the Lease:

"ARTICLE 25
OPTION TO RENEW

25.1.           Grant of Extension Option.  Subject to the provisions, limitations and conditions set forth in Section 25.5  below, Tenant shall have an option ("Option") to extend the Term of the Lease for an additional three (3) year term (the " Optional Extended Term").

25.2.           Tenant's Option Notice.  Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the "Option Notice").  If Landlord does not receive the Option Notice from Tenant on a date which is neither more than fifteen (15) months nor less than twelve (12) months prior to the end of the Term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect.  Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Section 25.5 below, the Term of the Lease shall be extended for the Optional Extended Term.

25.3.           Establishing the Initial Monthly Base Rent for the Optional Extended Term.  The initial monthly Base Rent for the Optional Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined.  As used herein, the "Fair Market Rental Rate" payable by Tenant for the Optional Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the Optional Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable buildings in the downtown San Jose Central Business District market area, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises.  The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Optional Extended Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Optional Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Optional Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter "broker") with at least ten (10) years' full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the Optional Extended Term.  If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Rate for the Optional Extended Term.  If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate.  In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Optional Extended Term and shall be binding upon Landlord and Tenant.  If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate.  If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph.  Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker's fee.  The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.  Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the Optional Extended Term.  The determination of the Fair Market Rental Rate by the third broker shall be binding upon Landlord and Tenant.

Upon determination of the initial monthly Base Rent for the Optional Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord's sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease and the guarantor of the Lease shall execute a reaffirmation of the Guaranty.  Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Optional Extended Term and the actual commencement date and expiration date of the Optional Extended Term.  Tenant shall have no other right to further extend the Term of the Lease under this Section 25 unless Landlord and Tenant otherwise expressly agree in writing.

25.4.           Condition of Premises and Brokerage Commissions for the Optional Extended Term.  If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Option, and (3) the Guarantor executes, acknowledges and delivers a reaffirmation of all of its obligations under the Guaranty.  Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys' fees and costs.

25.5.           Limitations On, and Conditions To, Extension Option.  This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.  At Landlord's option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the Term of the Lease, or is in default of any material provision of the Lease on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord or Landlord's lender disapproves the Option terms; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Article 25; and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

25.6.           Time is of the Essence.  Time is of the essence with respect to each and every time period set forth in this Article 25."

9.           Representations of Tenant.  Tenant hereby represents and warrants to Landlord the following:  (i) Tenant has not heretofore sublet the Reduction Premises (except with respect to those two subleases previously approved by Landlord and currently in effect)  nor assigned, transferred or conveyed all or any portion of its rights, title or interest in the Lease; (ii) no other person, firm or entity has any right, title or interest in the Lease; (iii) Tenant has the full right, legal power and actual authority to enter into this Amendment and to terminate its lease of the Reduction Premises without the consent of any person, firm or entity; (iv) this Amendment is legal, valid and binding upon Tenant and Landlord, enforceable in accordance with its terms; (v) Tenant has not done any of the following: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially, all of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing to its inability to pay its debts as they become due; or (f) made an offer of settlement, extension or composition to its creditors generally.  In addition to the foregoing, Tenant is not contemplating taking any of the aforementioned actions during the period of time commencing on the date of this Amendment and ending on the date which is ninety-one (91) days thereafter; and (vi) there no uncured defaults on the part of Landlord and Tenant has no claim, cause of action, offset, set-off, deduction, counterclaim or other similar right against Landlord.  Tenant further represents and warrants to Landlord that as of the date hereof there are no mechanic's liens or other liens encumbering all or any portion of the Reduction Premises by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants.  The representations and warranties set forth in this Section 9 shall survive the termination of Tenant's lease of the Reduction Premises and Tenant shall be liable to Landlord for any inaccuracy thereof.

10.           Security Deposit.  As of the date this Amendment is fully-executed, the Summary and Article 20 of the Lease shall be modified to provide that the Security Deposit required pursuant to the Lease shall be reduced from $166,391.66 (the "Original Security Deposit") to $77,268.60 (the "Reduced Security Deposit"). From and after the date this Amendment is fully-executed , the term "Security Deposit" shall mean and refer to the Reduced Security Deposit. The Reduced Security Deposit shall be subject to, and the use and application thereof governed by, Article 20 of the Lease. Landlord shall apply the difference between the Original Security Deposit (less any amounts of the Original Security Deposit applied by Landlord to remedy any event of default by Tenant under the Lease) and the Reduced Security Deposit to Base Rent next coming due under the Lease.

11.           Base Year.  Effective as of the commencement of the Extended Term, Sections 9.1, 9.2 and 9.3 of the Summary of the Lease shall be modified by deleting "calendar year 2008" and inserting "calendar year 2013" in lieu thereof.

12.           Rules and Regulations.  Effective as of the Amendment Date, the Rules and Regulations attached to the Lease as Exhibit D and the Parking Rules and Regulations attached to the Lease as Exhibit D are deleted in their entirety and the Rules and Regulations attached as Exhibit D to this Amendment are inserted in lieu thereof.

13.           Energy Efficiency Modifications.  Effective as of the Amendment Date, the following modifications shall be made to the Lease:

13.1           Operating Expenses.  The first full paragraph of Section 4.2.4 is modified as follows: (a) deleting the word "and" before subsection (xi) and inserting the following after subsection (xi): "costs for workers' compensation insurance, wages, withholding taxes, personal property taxes, fees for required licenses and permits, supplies, charges for management of the Building and Common Areas, and the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively "Conservation Costs"); and (xii)", (b) adding the words, "Conservation Costs and/or other costs" to the beginning of subsection (III) thereof, and (c) the penultimate sentence is modified by (x) adding "one-time Conservation Costs and other special charges, costs or fees incurred in the Expense Base Year only, including those attributable to" after the word "exclude", and (y) deleting the words, "due to" and replacing them with the words "or other" in lieu thereof prior to the words "extraordinary circumstances".

13.2           Utilities Costs.  Notwithstanding anything in the Lease to the contrary, Utilities Costs for the Base Year shall not include any one-time Conservation Costs and the Utilities Costs for the Base Year shall be decreased by an amount equal to the decrease in Utilities Costs in any subsequent Expense Year due to implementation of energy management and/or energy efficient systems or measures.

14.           Right of First Refusal.  Commencing on the RP Termination Date, Tenant shall have a right of first refusal as set forth on Addendum One attached hereto and incorporated herein.

15.           Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord other than Colliers International ("Broker").  If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment other than the Broker, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.  Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any potential brokerage commission or finder's fee payable to the Broker in connection with this Amendment, or (ii) any other form of compensation or incentive from the Broker with respect to this transaction.

16.           Nondisclosure of Lease Terms.  Tenant acknowledges and agrees that the terms of the Lease, as amended hereby, are confidential and constitute proprietary information of Landlord.  Disclosure of the terms could adversely affect the ability of Landlord to negotiate other lease arrangements and/or and impair Landlord's relationship with other tenants.  Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents (including real estate brokers), accountants, and attorneys, shall not disclose the terms and conditions of the Lease, as amended, to any public information source or to any other tenant or apparent prospective tenant of the Building, or to any real estate broker or agent, either directly or indirectly, without the prior written consent of Landlord.  In the event Tenant breaches its obligations under this Section 16 to keep the terms of this Amendment confidential, Landlord shall have the right to terminate the Lease, as amended hereby, and to recover from Tenant the costs incurred by Landlord in entering into this Amendment, and may also exercise such other remedies as may be available at law or in equity by reason of such breach by Tenant. Notwithstanding anything to the contrary, Tenant may disclose this Lease pursuant to the order or legal requirement of a court, the Securities and Exchange Commission, or other governmental body, or to its attorneys and accountants without any obligation or liability to the Landlord.

17.           Effect of Amendment.  Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect.  In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

18.           Definitions.  Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

19.           Authority.  Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.  Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

20.           Incorporation.  The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:

LEGACY PARTNERS I RIVERPARK I, LLC,
a Delaware limited liability company,
as Owner

By:          Legacy Partners Commercial, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

By:          Legacy Partners Commercial, Inc.,
General Partner

By:  /s/ Deborah Smith
Debra Smith
Its:          Chief Administrative Officer
DRE #00975555
BL DRE #01464134

TENANT:

PDF SOLUTIONS, INC.,
a Delaware corporation

By:           /s/ Gregory Walker
Name:      Gregory Walker
Its:           VP, Finance and CFO

Exhibit A

Depiction of Reduction Premises

Exhibit A, Page 1

Exhibit B

Work Letter

This Work Letter ("Work Letter") sets forth the terms and conditions relating to the construction of the Tenant Improvements for the Premises.  All references in this Work Letter to the "Lease" shall mean the relevant portions of the Lease, as such term is defined in the First Amendment to Office Lease (the "Amendment") to which this Work Letter is attached as Exhibit B.
SECTION 1

BASE, SHELL AND CORE

Tenant hereby accepts the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell and Core"), in its current "AS-IS" condition existing as of the date of the Lease and the Amendment Date.  Except as otherwise provided below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building, the Project or the Real Property.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of the Amendment, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by Legacy Partners CDS, Inc., dated May 30, 2012 (the "Final Space Plan"), which Final Space Plan is attached hereto as Schedule 1.  Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "Working Drawings").  The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building.  To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard tenant improvement items, as determined by Landlord.  Within three (3) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below.  If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant.  Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "Approved Working Drawings".  The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the "Tenant Improvements".  Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or structural improvements or systems of the Building.  The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "Construction Drawings".

SECTION 3

CONSTRUCTION AND PAYMENT FOR COSTS OF TENANT IMPROVEMENTS

Landlord shall cause a contractor designated by Landlord (the "Contractor") to (i) obtain all applicable building permits for construction of the Tenant Improvements (collectively, the "Permits"), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner.  Landlord may elect, at its option, to retain Legacy Partners CDS, Inc. as Contractor.  Legacy Partners CDS, Inc. is affiliated with Landlord.  Except as otherwise provided in this Work Letter, Landlord shall pay for the cost of the design and construction of the Tenant Improvements.  The cost of the design and construction of the Tenant Improvements shall include Landlord's construction supervision and management fee in an amount equal to the product of (i) five percent (5%) and (ii) the total cost of the design and construction of the Tenant Improvements.  Notwithstanding the foregoing, no such construction supervision and management fee shall be charged by Landlord if and to the extent Legacy Partners CDS, Inc. is retained as Contractor hereunder.  In the event Tenant requests any changes, change orders or modifications to the Working Drawings and/or the Approved Working Drawings (which Landlord approves pursuant to Section 2 above) which increase the cost to construct the Tenant Improvements above an amount equal to Sixty-Seven Thousand Two Hundred Ninety-Six Dollars ($67,296), Tenant shall pay such increased cost to Landlord immediately upon Landlord's request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications.  In no event shall Landlord be obligated to pay for any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant.

Exhibit B, Page 1

SECTION 4

MISCELLANEOUS

4.1           Tenant's Representative.  Tenant has designated Michael Susoev as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

4.2           Landlord's Representative.  Landlord has designated Stacy McClaughry as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

4.3           Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.  Both Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet on a scheduled basis to be determined by Landlord and Tenant, to discuss progress in connection with the same.

5.4           Independent Entities.  The terms of this Work Letter shall not be deemed modified in any respect in the event Legacy Partners CDS, Inc. is retained as Contractor, it being understood and agreed that Landlord and Contractor, regardless of the identity of Contractor, shall at all times remain separate and independent entities and the knowledge and actions of one shall not be imputed to the other.

Exhibit B, Page 2

Schedule 1 to Exhibit B

Final Space Plan

Exhibit B, Page 3

Exhibit B, Page 4

Exhibit D

Rules And Regulations

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property.

1.            Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of this Lease.  Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Project, Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant's sole cost and expense.

2.            All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.  Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises

3.            Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing.  After-hours access by Tenant's authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen or damaged cards.  Access to the Building and/or Real Property may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access.  Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Real Property of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.            Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.            No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord.  Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

6.            Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7.            No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building.  Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

8.            The requirements of Tenant will be attended to only upon application at the management office of the Real Property or at such office location designated by Landlord.

9.            Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord's agents to prevent same.

10.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

Exhibit D, Page 1

11.            Tenant shall not overload the floor of the Premises.  Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

12.            Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.  Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

13.            Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.

14.            No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Real Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations.  Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Real Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

15.            Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16.            Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles or other vehicles.

17.            Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building.  Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

18.            No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

19.            Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

20.            Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

21.            All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

22.            Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

23.            Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris.  Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

Exhibit D, Page 2

24.            Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls.  Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services.  Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Real Property failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Real Property, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED ([Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

25.            Tenant shall store all its recyclables, trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Real Property is located without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

26.            Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27.            Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the Premises' entry is not manned by Tenant on a regular basis.

28.            No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

29.            The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property, except under specific arrangement with Landlord.

30.            Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant.  The food vendor shall service only the tenants that have a written request on file in the management office of the Real Property.  Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies.  Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.  Tenants shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered with the Building office and who have been approved by Landlord for provision of such services in the Premises.

31.            Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

32.            Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.  Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the common areas, unless the common areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the common areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

33.            Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption").  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees, or agents.

34.            No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Real Property.  No personal belongings may be left unattended in any common areas.

35.            Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

36.            Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

37.            The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant.  Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

Exhibit D, Page 3

PARKING RULES AND REGULATIONS

(i)             Landlord reserves the right to establish and reasonably change the hours for the parking areas, on a non-discriminatory basis, from time to time.  Tenant shall not store or permit its employees to store any automobiles in the parking areas without the prior written consent of the operator.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Real Property.  The Parking Facilities may not be used by Tenant or its agents for overnight parking of vehicles.  If it is necessary for Tenant or its employees to leave an automobile in the Parking Facilities overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)            Tenant (including Tenant's agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities.

(iii)          Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iv)          All directional signs and arrows must be observed.

(v)           The speed limit shall be 5 miles per hour.

(vi)         Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vii)         Parking is prohibited in all areas not expressly designated for parking, including without limitation:
(a)            areas not striped for parking
(b)            aisles
(c)            where "no parking" signs are posted
(d)            ramps
(e)            loading zones

(viii)        Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator.  Such device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(ix)           Parking managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)            Every parker is required to park and lock his/her own car.

(xi)           Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking manager immediately.  Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking manager immediately.

(xii)          Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.  Parking spaces may be used only for parking automobiles.

(xiii)         Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

(xiv)         Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause.  Further, Tenant understands and agrees that:  (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property.  Tenant indemnifies and agrees to hold Landlord, any operator of the Parking Facilities and their respective agents harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its agents, whether brought by any of such persons or any other person.

(xv)          Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline.  If any of the parking spaces are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

(xvi)         Tenant's right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities.  Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved.  Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance.  Tenant will not park in any numbered space or any space designated as:  RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

Exhibit D, Page 4

(xvii)        If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.  Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its agents.

(xviii)       Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

(xix)          Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property.  Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D, Page 5

Addendum One

Right Of First Refusal

This Addendum ("ROFR Addendum") is incorporated as a part of that certain First Amendment to Office Lease dated June 1, 2012 (the "Amendment"), by and between LEGACY PARTNERS I RIVERPARK I, LLC, a Delaware limited liability company ("Landlord"), and PDF SOLUTIONS, INC., a Delaware corporation ("Tenant"), for the Premises located at 333 West San Carolos Street, San Jose, California (the "Premises").  All references in this ROFR Addendum to the "Lease" shall mean the relevant portions of the Lease, as such term is defined in the Amendment.

1.           Right of First Refusal.  During the first two (2) years of the Extended Term only, Tenant shall have an ongoing right of first refusal ("First Refusal Right") to lease each of Suite 1050 containing approximately 6,121 rentable square feet and Suite 1080 containing approximately 1,501 rentable square feet, each located on the tenth (10th) floor of the Building (each, a "First Refusal Space"), which may become available for lease as provided hereinbelow as determined by Landlord.  For purposes hereof, either First Refusal Space shall become available for lease to Tenant upon receipt by Landlord of a bona fide proposal, a bona fide letter of intent or a bona fide request for proposal to lease all or any portion of the applicable First Refusal Space which proposal, letter of intent or request for proposal is acceptable to Landlord ("Lease Proposal").

2.           Terms and Conditions.  Upon receipt by Landlord of a Lease Proposal for either First Refusal Space, Landlord shall give Tenant written notice (the "First Refusal Notice") that such First Refusal Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant's First Refusal Right, as set forth in this ROFR Addendum.  Any such Landlord's First Refusal Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the terms upon which Landlord would lease the First Refusal Space to Tenant as set forth in the Lease Proposal which Lease Proposal shall contain all economic concessions offered by Landlord to such prospective tenant.  As of the commencement of the First Refusal Space term, Landlord shall deliver to Tenant possession of the applicable First Refusal Space in its then existing condition and state of repair, "AS IS", without any obligation of Landlord to remodel, improve or alter such First Refusal Space, to perform any other construction or work of improvement upon such First Refusal Space, or to provide Tenant with any construction or refurbishment allowance, except as otherwise set forth in the Lease Proposal. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of any First Refusal Space, the Building, or Project have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees have made any representations as to the suitability or fitness of any First Refusal Space for the conduct of Tenant's business, or for any other purpose.  Any exception to the foregoing provisions must be made by express written agreement signed by authorized representatives of both parties.

3.           Procedure for Acceptance.  On or before the date which is five (5) business days after Tenant's receipt of Landlord's First Refusal Notice (the "Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall have the one-time right to elect either to:  (i) lease the entire First Refusal Space described in the First Refusal Notice upon the terms set forth in the First Refusal Notice; or (ii) refuse to lease such First Refusal Space identified in the First Refusal Notice.  If Tenant does not respond in writing to Landlord's First Refusal Notice by the Election Date or wishes to modify the terms set forth in the First Refusal Notice, Tenant shall be deemed to have elected not to lease the applicable First Refusal Space.  If Tenant elects or is deemed to have elected not to lease such First Refusal Space, then Tenant's First Refusal Right set forth in this ROFR Addendum for such First Refusal Space shall terminate, Landlord shall thereafter have the right to lease all or any portion of such First Refusal Space to anyone to whom Landlord desires on any terms Landlord desires but Tenant's First Refusal Right with respect to the other First Refusal Space shall remain unaffected, provided, however, following Tenant's election or deemed election not to lease the First Refusal Space on the terms set forth in the First Refusal Notice, in the event that Landlord offers the First Refusal Space to another party on terms that have a net effective rate that are more than ten percent (10%) better than the net effective rate offered to Tenant in a First Refusal Notice, then Tenant shall again have a First Refusal Right with respect to such First Refusal Space and Landlord shall again be required to offer such space to Tenant in accordance with the terms of this ROFR Rider.  Furthermore, in the event that Tenant does not exercise (or otherwise waive) its First Refusal Right following receipt of a First Refusal Notice, and, thereafter, Landlord has not entered into a lease with the third party whose Lease Proposal terms were presented to Tenant within six (6) months after the date of the applicable First Refusal Notice, Tenant's First Refusal Right shall again apply to the subject First Refusal Space.

4.           Lease of First Refusal Space.  If Tenant timely exercises a First Refusal Right as set forth herein, the parties shall have ten (10) business days after Landlord receives Tenant's Election Notice in which to execute an amendment to the Lease adding such First Refusal Space to the Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as set forth in Landlord's First Refusal Notice.  Upon full execution of an amendment for the First Refusal Space, the security deposit shall be increased by an amount equal to the one-month Base Rent payable for the First Refusal Space.  The Rent for the First Refusal Space shall be as agreed between the parties.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Refusal Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord's First Refusal Notice at any particular time, and Tenant may not elect to lease only a portion thereof.

5.           Limitations on, and Conditions to, First Refusal Right.  Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under this Lease, at law or in equity, the First Refusal Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following individual events occur or any combination thereof occur: (i) at any time Tenant is, or has been, in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease; and/or (ii) on the scheduled commencement date for Tenant's lease of the First Refusal Space, Tenant is in default under this Lease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or any portion of the Premises; and/or (iv) Tenant's financial condition is reasonably unacceptable to Landlord at the time Tenant's Election Notice is delivered to Landlord; and/or (v) Tenant has failed to exercise properly this First Refusal Right in a timely manner in strict accordance with the provisions of this ROFR Addendum; and/or (vi) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.  Tenant's First Refusal Right to lease a First Refusal Space is personal to the original Tenant executing this Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant is in actual and physical possession of the entire Premises.

6.           Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.

Addendum, Page 1